SUB-ITEM 77Q1(b)

Aberdeen Global Select Opportunities Fund Inc.

The texts of the proposals described in Sub-Item 77D are incorporated by reference to the supplement to the Registration Statement filed on Form Type 497 on May 22, 2013 (Accession No. 0001104659-13-043639).